Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into as of February 14, 2013, by and among MOODY NATIONAL CY SHADYSIDE S, LLC, a Delaware limited liability company (“Moody S”), and MOODY NATIONAL CY SHADYSIDE MT, LLC, a Delaware limited liability company (“Moody MT”, Moody S and Moody MT, collectively “Moody”), and CWI SHADYSIDE HOTEL, LLC, a Delaware limited liability company (“CWI”).

RECITALS

A.           Moody and CWI are parties to that certain Purchase and Sale and Agreement, dated as of January 30, 2013 (the “Purchase Agreement”), whereby Moody agreed to sell to CWI, and CWI agreed to purchase from Moody, all of Moody’s right, title and interest in the Property (as such term is defined in the Purchase Agreement), pursuant to the terms and conditions set forth in the Purchase Agreement.  Capitalized terms used but not defined herein shall have the same meaning given them in the Purchase Agreement.

B.           The parties hereto desire to modify the Purchase Agreement as hereinafter provided.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

1.            Due Diligence Period.  The first sentence of Section 2.6.1 of the Purchase Agreement is hereby deleted and amended and restated as follows:  “The “Due Diligence Period” will commence on the Effective Date and will expire on February 19, 2013.”

2.            Section 2.7.1 of the Purchase Agreement.  Sections 2.7.1 and 2.7.3 of the Purchase Agreement are amended to delete all references to “February 18, 2013,” and to replace each with “February 19, 2013.”

3.            Full Force and Effect.  Except as specifically amended hereby, the Purchase Agreement remains in full force and effect and is hereby ratified by the parties hereto.  In the event that any of the terms or conditions of the Purchase Agreement conflict with this Amendment, the terms and conditions of this Amendment shall control.  The parties hereto agree that this Amendment is intended to amend the Purchase Agreement.

4.            Miscellaneous.

(a)          Governing Law.  This Amendment shall be governed by the laws of the State of Pennsylvania, without giving effect to any principles regarding conflict of laws.

(b)          Captions.  The section headings or captions appearing in this Amendment are for convenience only, are not a part of this Amendment and are not to be considered in interpreting this Amendment.

(c)          Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same document.  Delivery of this signed Amendment by fax or by email shall be effective as delivery of signed originals.

(d)          Entire Agreement; Modification.  This Amendment constitutes the complete agreement between the parties regarding the subject matter hereof, and supersedes any prior oral or written agreements between the parties pertaining to the subject matter hereof.  There are no verbal agreements that change this Amendment, and no waiver of any of their respective terms will be effective, unless in writing executed by the parties.

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(Signature page to follow)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:

MOODY NATIONAL CY SHADYSIDE S, LLC,
a Delaware limited liability company

By: /s/ Brett Moody
Name: Brett Moody
Title: Authorized Agent

MOODY NATIONAL CY SHADYSIDE MT, LLC,
a Delaware limited liability company

By: /s/ Brett Moody
Name: Brett Moody
Title: Authorized Agent

PURCHASER:

CWI SHADYSIDE HOTEL, LLC,
a Delaware limited liability company

By: /s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Chief Executive Officer and President

INDEMNITOR:

MOODY MANAGEMENT CORPORATION,
a Texas corporation

By:  /s/ Brett Moody
Name: Brett Moody
Title: President